Exhibit 99.1

ChannelAdvisor Announces Third Quarter 2013 Financial Results
Total revenue of $16.6 million increases 28 percent year-over-year
Core revenue of $16.2 million increases 30 percent year-over-year

Research Triangle Park, NC - October 28, 2013 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and manufacturers to increase global sales, today announced its financial results for the quarter ended September 30, 2013.

“We delivered a strong third quarter performance as our solutions gained momentum in the marketplace,” said Scot Wingo, Chief Executive Officer of ChannelAdvisor. “We believe investments we have been making in our sales and marketing organization are having a clear impact on our results. During the third quarter we added 152 net new core customers, increasing core customer count by 21% from a year ago. At the same time, we are sharing in our customers’ success with a 12% increase in trailing twelve month revenue per core customer as compared to a year ago.”

“Much as our strong channel partner network helps us attract new customers, our growing customer base is a strong motivator for channel partners to join our network,” added Wingo. “We recently added support for Best Buy, Tesco, Amazon China, Amazon Japan and MercadoLibre in Brazil, which we expect to drive stronger international adoption in the years ahead. With a market that is still in its early stages of growth and continued investments in sales and marketing, we believe we are solidly positioned to capitalize on the significant long-term opportunity ahead of us.”

Third Quarter 2013 Financial Results

•	Total revenue of $16.6 million for the third quarter of 2013 increased 28 percent compared with revenue of $13.0 million in the third quarter of 2012.

•
Core revenue increased by 30 percent to $16.2 million from $12.5 million in the third quarter of 2012. The company’s method for calculating this and other key operating metrics that it reports is included later in this press release.

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GAAP net loss was $(4.3) million compared with $(2.0) million in the third quarter of 2012. Basic and diluted net loss per share was $(0.20), based on 21.6 million weighted average shares outstanding, compared with a basic and diluted net loss per share of $(1.68), based on 1.2 million weighted average shares outstanding in the year-ago period.

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Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation, was $(3.8) million compared with $(1.9) million for the third quarter of 2012. Non-GAAP net loss per share was $(0.18), based on 21.6 million weighted average shares outstanding, compared with $(0.13), based on 14.6 million weighted average shares outstanding, for the third quarter of 2012. Per share figures for the third quarter of 2012 assume that the company’s pre-IPO preferred stock was converted to common stock at the beginning of the quarter.

•	Adjusted EBITDA was $(2.4) million in the third quarter compared with $(0.6) million for the third quarter of 2012.

•	Cash at quarter end totaled $90.3 million, compared with $94.0 million at the end of the second quarter. The decrease was primarily due to expected investments in our long-term growth.

Recent Business Highlights

•
Added 152 net core customers in the third quarter. Total core customer count was 2,287 at the end of the third quarter, an increase of 21 percent from 1,896 core customers at the end of the third quarter of 2012.

•	Added new top-tier customers including Body Central, Claire's Accessories, Colony Brands, Inc., Elie Tahari, Godiva Chocolatier,Maxi-Muscle and Whirlpool.

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Average revenue per core customer, calculated on a trailing twelve-month basis, increased 12 percent to $30,113 at the end of the third quarter, compared with $26,987 at the end of the third quarter of 2012.

•
Fixed subscription fees were 70 percent of total revenue and variable subscription fees were 30 percent of total revenue. This compares to 66 percent and 34 percent, respectively, in the third quarter of 2012.

•	Subscription dollar retention rate exceeded 100 percent for the quarter, consistent with recent performance.

•
Introduced the 2013 Autumn Release with several platform updates, new channels and geographies, enhanced mobile support and Actionable Retailer Insights, which offers relevant recommendations designed to help retailers bolster business.

Exhibit 99.1

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Participated in several marketing events across the US and Europe, including the Shop.org Annual Summit, Women’s Wear Daily Digital Forums in London and the US, Rakuten East Expo, E-Commerce Paris Conference, Sellers Conference for Online Entrepreneurs, Internet Retailing Conference, and Magento Live.

•	Selected by Best Buy as a strategic partner to bring new vendors to Best Buy’s marketplace more quickly and improve the customer experience.

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Partnered with NetSuite to provide their customers with the ability to leverage ChannelAdvisor's e-commerce solutions to automate omnichannel commerce for businesses spanning a wide range of industries to expand their sales channels.

Business Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the fourth quarter and full year of 2013:

Fourth Quarter 2013

•	Revenue between $19.6 million and $20.0 million.

•	GAAP net loss of $(0.34) per share to $(0.32) per share, based on approximately 22.0 million weighted average shares outstanding.

•	Non-GAAP net loss of $(0.31) per share to $(0.27) per share, based on approximately 22.0 million weighted average shares outstanding.

•	Adjusted EBITDA loss between $(3.9) million and $(3.0) million.
Full Year 2013

•	Revenue between $67.1 million and $67.5 million.

•	GAAP net loss of $(1.42) per share to $(1.37) per share, based on approximately 14.0 million weighted average shares outstanding.

•	Non-GAAP net loss of $(0.93) per share to $(0.89) per share, based on approximately 19.0 million weighted average shares outstanding.

•	Adjusted EBITDA loss between $(9.3) million and $(8.5) million.

Adjusted EBITDA and non-GAAP net loss guidance exclude stock-based compensation expense of between $0.8 million and $1.0 million for the fourth quarter of 2013 and between $2.2 million and $2.4 million for the full year 2013. The weighted average shares outstanding used to calculate non-GAAP net loss per share for the full year 2013 gives effect to the conversion of pre-IPO preferred stock at the beginning of the period.
Conference Call Information

What:	ChannelAdvisor third quarter 2013 financial results conference call
When:	Monday, October 28, 2013
Time:	4:30 p.m. ET
Live Call:	(866) 700-6293, Passcode 56976246, domestic
(617) 213-8835, Passcode 56976246, international
Replay:	(888) 286-8010, Passcode 62773819, domestic
(617) 801-6888, Passcode 62773819, international
Webcast:	http://ir.channeladvisor.com (live and replay)
The replay will be available until November 11, 2013.

Key Operating Metrics
Core revenue excludes revenue attributable to the products from two small legacy acquisitions, both of which occurred prior to 2008, which we do not consider to be a core part of our strategic focus going forward.

Exhibit 99.1

Number of core customers includes all customers who subscribe to at least one of our solutions other than the non-core, legacy products.
Average revenue per core customer is total core revenue divided by the average monthly number of core customers during the period.
Subscription dollar retention rate is calculated for a particular period by establishing the cohort of core customers that had active contracts as of the end of the prior period. We then calculate our subscription dollar retention rate by taking the amount of fixed subscription revenue we recognized for the cohort in the period for which we are reporting the rate and dividing it by the fixed subscription revenue we recognized for the same cohort in the prior period. For this purpose, we do not include any non-core revenue, any variable subscription fees paid by our customers or any implementation fees.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: core revenue, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.

About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2013, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com . In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid

Exhibit 99.1

changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on two non-redundant data centers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; and challenges and risks associated with our increasing international operations. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Media Contact:
Kim Paone
ICR, LLC
kim.paone@icrinc.com
646-277-1216
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash	$90,287	$10,865
Accounts receivable, net of allowance of $298 and $191 as of September 30, 2013 and December 31, 2012, respectively	10,796	9,571
Prepaid expenses and other current assets	2,524	2,589
Total current assets	103,607	23,025
Property and equipment, net	7,135	4,315
Goodwill	16,106	16,106
Intangible assets, net	769	1,245
Restricted cash	686	687
Other assets	371	2,644
Total assets	$128,674	$48,022
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,198	$1,269
Accrued expenses	5,762	4,650
Deferred revenue	14,052	9,750
Current portion of long-term debt	3,300	3,370
Other current liabilities	1,976	980
Total current liabilities	27,288	20,019
Long-term debt, net of current portion	8,051	7,602
Series A and Series C warrants liability	—	3,235
Long-term capital leases, net of current portion	1,557	1,136
Other long-term liabilities	1,632	1,714
Total liabilities	38,528	33,706
Commitments and contingencies
Redeemable convertible preferred stock:
Convertible Series A preferred stock, $0.001 par value, 0 and 94,069,763 shares authorized, 0 and 93,821,393 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	—	18,887
Convertible Series B preferred stock, $0.001 par value, 0 and 40,641,227 shares authorized, issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	—	18,000
Convertible Series B-1 preferred stock, $0.001 par value, 0 and 5,660,378 shares authorized, issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	—	3,000
Convertible Series C preferred stock, $0.001 par value, 0 and 80,000,000 shares authorized, 0 and 73,880,351 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	—	50,608
Total redeemable convertible preferred stock	—	90,495
Stockholders’ equity (deficit):
Common stock, $0.001 par value, 100,000,000 and 303,500,000 shares authorized, 21,672,635 and 1,240,193 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	21	1
Additional paid-in capital	182,104	3,584
Accumulated other comprehensive loss	(485)	(289)
Accumulated deficit	(91,494)	(79,475)
Total stockholders’ equity (deficit)	90,146	(76,179)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$128,674	$48,022

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$16,620	$13,020	$47,518	$37,594
Cost of revenue (1)	4,555	3,831	12,971	10,707
Gross profit	12,065	9,189	34,547	26,887
Operating expenses (1):
Sales and marketing	9,316	6,159	26,398	18,165
Research and development	2,991	2,459	8,882	7,533
General and administrative	3,499	2,088	8,641	5,862
Total operating expenses	15,806	10,706	43,921	31,560
Loss from operations	(3,741)	(1,517)	(9,374)	(4,673)
Other (expense) income:
Interest expense, net	(520)	(407)	(2,606)	(828)
Other income, net	4	9	17	25
Total other (expense) income	(516)	(398)	(2,589)	(803)
Loss before income taxes	(4,257)	(1,915)	(11,963)	(5,476)
Income tax expense	35	43	56	83
Net loss	$(4,292)	$(1,958)	$(12,019)	$(5,559)
Net loss per share:
Basic and diluted	$(0.20)	$(1.68)	$(1.13)	$(4.81)
Weighted average common shares outstanding:
Basic and diluted	21,588,578	1,168,030	10,652,921	1,155,106

(1) Includes stock-based compensation as follows:
Cost of revenue	$41	$4	$159	$38
Sales and marketing	146	66	439	121
Research and development	89	11	264	74
General and administrative	198	20	571	160
	$474	$101	$1,433	$393

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities
Net loss	$(12,019)	$(5,559)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,619	2,101
Bad debt expense	221	37
Change in fair value of preferred stock warrants	1,052	68
Accretion of debt discount	449	211
Stock-based compensation expense	1,433	393
Change in lease incentive obligation	(15)	(16)
Amortization of debt issuance costs	33	45
Change in deferred rent	126	491
Changes in assets and liabilities:
Accounts receivable	(1,503)	(362)
Prepaid expenses and other assets	63	(322)
Restricted cash	—	153
Accounts payable and accrued expenses	2,278	(209)
Deferred revenue	4,227	3,791
Net cash (used in) provided by operating activities	(1,036)	822
Cash flows from investing activities
Purchases of property and equipment	(1,990)	(1,841)
Payment of internal-use software development costs	(962)	(150)
Net cash used in investing activities	(2,952)	(1,991)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	86,095	—
Proceeds from issuance of debt, net of debt issuance costs	—	4,896
Repayment of debt and capital leases	(919)	(1,160)
Payment of deferred offering costs	(2,474)	—
Proceeds from exercise of stock options	879	101
Net cash provided by financing activities	83,581	3,837
Effect of currency exchange rate changes on cash	(171)	(22)
Net increase in cash	79,422	2,646
Cash, beginning of period	10,865	4,998
Cash, end of period	$90,287	$7,644

Reconciliation of Core Revenue (Non-GAAP) to Revenue (GAAP)
(unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Core revenue	$16,219	$12,504	$46,142	$35,786
Non-core revenue	401	516	1,376	1,808
Total revenue	$16,620	$13,020	$47,518	$37,594

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss (GAAP)	(4,292)	(1,958)	(12,019)	(5,559)
Plus: stock-based compensation	474	101	1,433	393
Net loss (Non-GAAP)	$(3,818)	$(1,857)	$(10,586)	$(5,166)

Weighted average common shares outstanding, basic and diluted	21,588,578	1,168,030	10,652,921	1,155,106
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	13,388,066	7,307,040	13,384,310
Shares used in computing non-GAAP net loss per share, basic and diluted	21,588,578	14,556,096	17,959,961	14,539,416
Net loss per share, basic and diluted (Non-GAAP)	$(0.18)	$(0.13)	$(0.59)	$(0.36)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss	$(4,292)	$(1,958)	$(12,019)	$(5,559)
Adjustments:
Interest expense, net	520	407	2,606	828
Income tax expense	35	43	56	83
Depreciation and amortization expense	886	773	2,619	2,101
Total adjustments	1,441	1,223	5,281	3,012
EBITDA	(2,851)	(735)	(6,738)	(2,547)
Stock-based compensation expense	474	101	1,433	393
Adjusted EBITDA	$(2,377)	$(634)	$(5,305)	$(2,154)